SECURITIES PURCHASE AGREEMENT

           THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT) between LF Strategic Realty Investors II L.P., a Delaware limited partnership (the "SELLER"), and LFSRI II-CADIM Alternative Partnership L.P., a Delaware limited partnership (the "PURCHASER").

                                    RECITALS

           A. The Seller owns the assets listed on Schedule A (the
"SECURITIEs").

           B. The Purchaser is willing to purchase from the Seller, and the Seller is willing to sell to the Purchaser, the Securities, on the terms set forth herein.

                                    AGREEMENT

           In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

I.         PURCHASE OF SECURITIES

                     1.1. Purchase of Securities. Subject to all of the terms and conditions of this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase and accept from the Seller, all of the Securities, free and clear of any and all claims, liens, pledges, options, charges, encumbrances or other rights or interests of third parties of any kind (collectively, "ENCUMBRANCES").

                     1.2. Consideration for Securities. As consideration for the purchase of the Securities, the Purchaser shall pay to the Seller the purchase price listed on Schedule A (the "PURCHASE PRICE").

II.        PURCHASER'S REPRESENTATIONS AND WARRANTIES

           The Purchaser makes the following representations and warranties to the Seller:

                     2.1. Organization. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

                     2.2. Authorization. The Purchaser has the necessary partnership power and authority to enter into this Agreement and has taken all partnership action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other partnership proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by (a) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                     2.3. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                     2.4. No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Purchaser will (a) violate the organizational documents of the Purchaser or (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchaser.

III.       SELLER'S REPRESENTATIONS AND WARRANTIES

           The Seller makes the following representations and warranties to the
Purchaser:

                     3.1. Ownership. The Seller owns (of record and beneficially) the Securities free and clear of all Encumbrances.

                     3.2. Organization. The Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

                     3.3. Authorization. The Seller has the necessary partnership power and authority to enter into this Agreement and has taken all partnership action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other partnership proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by (a) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in

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

equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                     3.4. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                     3.5. No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Seller will (a) violate the organizational documents of the Seller or (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller.

IV.        COVENANTS

                     4.1. Agreement to Comply. The parties agree that they shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective the transactions contemplated hereby in accordance with the terms hereof, including, without limitation, such actions or things as may be required pursuant to the terms of the respective parties organizational documents.

V.         MISCELLANEOUS

                     5.1. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as either party to this Agreement shall specify by notice to the other:

           if to Seller, to it in care of:

                     c/o Lazard Freres Real Estate Investors L.L.C. 30 Rockefeller Plaza
                     New York, New York 10022

           if to Purchaser, to it in care of:

                     c/o Lazard Freres Real Estate Investors L.L.C. 30 Rockefeller Plaza
                     New York, New York 10022


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

           with a copy to:

                     Latham & Watkins
                     885 Third Avenue
                     New York, New York 10022


All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

                     5.2. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                     5.3. Waiver. Any party hereto may by written notice to the other parties (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and
(c) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or -succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                     5.4. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

                     5.5. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties.

                     5.6. Limited Liability of Partners. Notwithstanding any other provision of this Agreement, (a) the obligations of the Purchaser and the Seller under this Agreement shall be without recourse to their respective general and/or limited partners and shall be limited in all events to the assets of the Purchaser and the Seller, respectively, and (b) neither the general

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

partners nor the limited partners nor any future general or limited partner of the Purchaser or the Seller shall have any personal liability for performance of any obligation of the Purchaser or the Seller, respectively, under this Agreement.

                     5.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                     5.8. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                     5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                     5.10. Effective Date. This Agreement shall be deemed effective as of March 24, 1998 as if the transactions contemplated hereby occurred on that date. Notwithstanding the previous sentence, the purchase of American Apartment Communities III, Inc. shall be effective as of March 24, 1998 upon (a) the Purchaser's assumption of its PRO RATA share (based on its percentage of American Apartment Communities III, Inc. listed on Schedule A) of all of the obligations and liabilities of Seller under (i) the Agreement to Make Capital Contributions, dated as of December 22, 1997, by Seller to American Apartment Communities III, L.P. and AAC Management LLC and (ii) the Consent and Agreement, dated as of December 22, 1997, between Seller and Nations Bank, N.A., and (b) NationsBank N.A. consent to such assumption.



                            [signature page follows]


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


           IN WITNESS WHEREOF, the following parties have executed this Agreement.



Dated:  August 1, 1998     LF Strategic Realty Investors II L.P.

                           By: Lazard Freres Real Estate Investors L.L.C., its general partner



                           By:    /s/ Klaus Kretschmann
                               --------------------------------------------
                           Klaus Kretschmann
                           Principal




                           LFSRI II-CADIM Alternative Partnership L.P.

                           By: Lazard Freres Real Estate Investors L.L.C., its general partner

                           By:    /s/ Klaus Kretschmann
                               --------------------------------------------
                           Klaus Kretschmann
                           Principal

                                                             SCHEDULE A

                                                        Securities Purchased
                                                           Purchase Price
                                                    (Dated as of March 24, 1998)



1. Prometheus Southeast Retail LLC               3.4602% Membership Interest
2. Prometheus Homebuilders LLC                   3.4602% Membership Interest
3. Prometheus Senior Quarters LLC                3.4602% Membership Interest
4. Prometheus Assisted Living LLC                3.4602% Membership Interest
5. American Apartment Communities III, Inc.      3.4602% of Common Shares
6. Prometheus Mid-Atlantic Investors Trust       1.7301% of Common Shares




Purchase Price $11,177,666


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